EXHIBIT 16

[DELOITTE LOGO]	Deloitte & Touche LLP
Suite 1900
701 “B” Street
San Diego, CA 92101-8198
USA

Tel: +1 619 232 6500
Fax: +1 619 237 1755
www.deloitte.com

May 18, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Maxwell Technologies, Inc.’s Form 8-K/A dated May 14, 2004, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP